Exhibit 10.14
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT
AGREEMENT
THIS FIRST AMENDMENT TO the AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated March 10, 2025 (the “Agreement”), is made and entered into as of March 10, 2026 (“Amendment No. 1 Effective Date”) by and between Ascend Wellness Holdings, Inc., a Delaware corporation (the “Company”), and Abner Kurtin (the “Executive” and together with the Company, the “Parties”, and each a “Party”).
RECITALS
WHEREAS, the Company and Executive previously entered into the Agreement, The Parties entered into the Agreement, pursuant to which the Executive serves as a member of the board of directors (the “Board”) and as Executive Chairman;
WHEREAS, the term of the Agreement expires on March 31, 2026; and
WHEREAS, the Parties desire to extend the term of the Agreement and to amend certain other terms of the Agreement, as set forth below, in accordance with Section 13 of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement is amended as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment have the meanings set forth in the Agreement.
2.Amendment to Definition of Termination Date. The Parties agree that the Termination Date shall be extended to March 31, 2027.
3.Amendment to Section 4, Compensation and Benefits. Section 4 of the Agreement is amended as follows:
a.    Effective as of the Amendment No. 1 Effective Date, Section 4(a) is hereby deleted in its entirety and replaced with the following:
a.    Base Salary. The Company shall pay the Executive a base salary at the rate of $175,000 per annum (the “Base Salary”). The Executive’s Base Salary shall be payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board, in its sole discretion.
b.    Effective as of the Amendment No. 1 Effective Date, the following Sections 4(e) and 4(f) are hereby added to the Agreement:
e.    RSU Grant. The Executive will be granted a Restricted Stock Unit (“RSU”) award equal to $175,000 pursuant to the terms of the Ascend Wellness Holdings, Inc. 2021 Stock Incentive Plan (the “Plan”) and subject to the terms and conditions of the applicable award agreement (“RSU Grant”). The RSU Grant shall vest in quarterly increments over one year from the grant date, subject to the terms and condition of the applicable award agreement and the Plan.
f.    One Time Cash Payment. Effective as of the Amendment No. 1 Effective Date, the Company shall pay the Executive a one-time cash payment of $70,000.00.

4.    Miscellaneous
4.1.Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement. On and after the date first written above, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.
4.2.Counterparts. This Amendment may be executed in multiple counterparts by the Parties hereto. All counterparts so executed shall constitute one agreement binding upon all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart. Each counterpart shall be deemed an original to this Amendment, all of which shall constitute one agreement to be valid as of the date of this Agreement. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. This Amendment, any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on each party as if it were physically executed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year written above.

THE EXECUTIVE

/s/ Abner Kurtin
Abner Kurtin

THE COMPANY

ASCEND WELLNESS HOLDINGS, INC.

By:	/s/ Samuel Brill
Name:	Samuel Brill
Title:	Chief Executive Officer
Signature Page to Amendment No. 1 to Amended and Restated Executive Employment Agreement